       As filed with the Securities and Exchange Commission on November 25, 1998
                                                  Registration No. 333-_________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                               _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                               _________________

                         NORTHROP GRUMMAN CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

                               _________________

           DELAWARE                                         95-1055798
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

                               _________________
                            1840 Century Park East
                        Los Angeles, California  90067
                                (310) 201-3215
  (Address, Including Zip Code, of Registrant's Principal Executive Offices)
                               _________________

                               NORTHROP GRUMMAN
                       1998 RESTRICTED STOCK RIGHTS PLAN
                           (Full Title of the Plan)
                               _________________

                           RICHARD R. MOLLEUR, ESQ.
                 Corporate Vice President and General Counsel
                         NORTHROP GRUMMAN CORPORATION
                            1840 Century Park East
                        Los Angeles, California  90067
                                (310) 201-3215

(Name, Address, including Zip Code, and Telephone Number, Including Area Code,
                       of Agent for Service of Process)

                               _________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================
    Title of Securities           Amount to        Proposed Maximum   Proposed Maximum   Amount of
      to be Registered          be Registered     Offering Price per     Aggregate      Registration
                                                        Share          Offering Price       Fee
----------------------------------------------------------------------------------------------------
Common Stock, par value        102,922 shares (2)       $82.63         $8,504,445        $2,364.24
 $1.00 per share (1)
====================================================================================================

(1) Issued pursuant to Restricted Stock Rights, subject to terms and conditions contained in Northrop Grumman 1998 Restricted Stock Rights Plan.
(2) Previously registered for issuance pursuant to Northrop Corporation 1993 Long Term Incentive Stock Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1    PLAN INFORMATION*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

          *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed by the Company with the Commission are hereby incorporated by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in (a) above;

          (c) The description of the Company's Common Stock which is contained in the Company's registration statement on Form 8-B dated June 20, 1985 filed under the Exchange Act;

          (d) The description of the Company's Common Stock Rights which is contained in the Company's registration statement on Form 8-A/A filed September 24, 1998, including any amendment or report filed for the purpose of updating such description; and

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Copies of these documents will not be filed with this registration statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by a subsequently filed document which also is or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Delaware General Corporation Law (the "DGCL") authorizes corporations to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages in connection with the breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitation authorized by the DGCL, directors could be accountable to corporations and their stockholders for monetary damages for conduct that does not satisfy such duty of care. Although the DGCL does not change a director's duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The Registrant's certificate of incorporation limits the liability of directors to the Registrant or its stockholders to the fullest extent permitted by the DGCL as in effect from time to time. Specifically, directors of the Registrant will not be personally liable for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derives any improper personal benefit.

          The bylaws of the Registrant provide that the Registrant shall indemnify its officers, directors and employees to the fullest extent permitted by the DGCL. The Registrant believes that indemnification under its bylaws covers at least negligence and gross negligence on the part of the indemnified parties.

          The Registrant has entered into an agreement with each of its directors and certain of its officers indemnifying them to the fullest extent permitted by the foregoing. The Company has also purchased director and officer liability insurance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          4.1  1998 Restricted Stock Rights Plan.

          4.2 Form of Ownership Retention Agreement and Amendment No. 1 by letter dated April 8, 1998.

          4.3 Master Escrow Agreement and Master Escrow Agreement Clarification dated April 8, 1998 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998).

          4.4 Northrop Corporation 1993 Long-Term Incentive Stock Plan (incorporated by reference to Registration Statement on Form S-8, Registration No. 33-49667).

          4.5 Restated Certificate of Incorporation of the Registrant as amended (incorporated by reference to Registration Statement on Form S-3, Registration No. 33-55143).

          4.6 Amended and Restated Bylaws of the Registrant (incorporated by reference to Registration Statement on Form S-3, Registration No. 33-55143).

          4.7 Common Stock Rights Agreement (incorporated by reference to Form 8-A/A filed September 24, 1998).

          5.1  Opinion of Gibson, Dunn & Crutcher LLP.

          23.1 Consent of Deloitte & Touche LLP.

          23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
               5.1).

          24.1 Power of Attorney (included on page 4 hereof).

ITEM 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however,
                                                           --------  -------
                that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 24 day of November, 1998.

                         NORTHROP GRUMMAN CORPORATION



                         By: /s/ Richard R. Molleur
                             ___________________________________________________
                                 Richard R. Molleur
                                 Corporate Vice President and General Counsel

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Richard R. Molleur and John H. Mullan, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

                  SIGNATURE                                         TITLE                               DATE
                  ---------                                         -----                               ----
/s/ Kent Kresa                                 Chairman of the Board, President and Chief        November 18, 1998
---------------------------------------------  Executive Officer and Director (Principal
(Kent Kresa)                                   Executive Officer)

/s/ Richard B. Waugh, Jr.                      Corporate Vice President and Chief Financial      November 18, 1998
---------------------------------------------  Officer (Principal Financial Officer)
(Richard B. Waugh, Jr.)

/s/ Nelson F. Gibbs                            Corporate Vice President and Controller           November 18, 1998
---------------------------------------------  (Principal Accounting Officer)
(Nelson F. Gibbs)

/s/ Jack R. Borsting                           Director                                          November 18, 1998
---------------------------------------------
(Jack R. Borsting)

/s/ John T. Chain, Jr.                         Director                                          November 18, 1998
---------------------------------------------
(John T. Chain, Jr.)

/s/ Jack Edwards                               Director                                          November 18, 1998
---------------------------------------------
(Jack Edwards)

/s/ Robert A. Lutz                             Director                                          November 18, 1998
---------------------------------------------
(Robert A. Lutz)

/s/ Aulana L. Peters                           Director                                          November 18, 1998
---------------------------------------------
(Aulana L. Peters)

/s/ John E. Robson                             Director                                          November 18, 1998
---------------------------------------------
(John E. Robson)

/s/ Richard M. Rosenberg                       Director                                          November 18, 1998
---------------------------------------------
(Richard M. Rosenberg)

/s/ John Brooks Slaughter                      Director                                          November 18, 1998
---------------------------------------------
(John Brooks Slaughter)

/s/ Phillip Frost                              Director                                          November 18, 1998
---------------------------------------------
(Phillip Frost)

/s/ Richard J. Stegemeier                      Director                                          November 18, 1998
---------------------------------------------
(Richard J. Stegemeier)

   EXHIBIT INDEX

   EXHIBIT NUMBER DESCRIPTION
   -------------- -----------

          4.1    1998 Restricted Stock Rights Plan.

          4.2 Form of Ownership Retention Agreement and Amendment No. 1 by letter dated April 8, 1998.

          4.3 Master Escrow Agreement and Master Escrow Agreement Clarification dated April 8, 1998 (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998).

          4.4 Northrop Corporation 1993 Long-Term Incentive Stock Plan (incorporated by reference to Registration Statement on Form S-8, Registration No. 33-49667).

          4.5 Restated Certificate of Incorporation of the Registrant as amended (incorporated by reference to Registration Statement on Form S-3, Registration No. 33-55143).

          4.6 Amended and Restated Bylaws of the Registrant (incorporated by reference to Registration Statement on Form S-3, Registration No. 33-55143).

          4.7 Common Stock Rights Agreement (incorporated by reference to Form 8-A/A filed September 24, 1998).

          5.1    Opinion of Gibson, Dunn & Crutcher LLP.

         23.1    Consent of Deloitte & Touche LLP.

         23.2    Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit
                 5.1).

         24.1    Power of Attorney (included on page 4 hereof).